THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS

September 30, 2019 and December 31, 2018

	September 30, 2019 (Unaudited)	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$102,865	$28,710
Contract receivables	6,608,867	5,864,856
Due from employees	696	6,119
Prepaid expenses	99,435	234,996
Current maturity of notes receivable from related parties	3,953,847	3,314,984
Total current assets	10,765,710	9,449,665

PROPERTY AND EQUIPMENT, at cost
Office equipment	1,375	1,375
Computer equipment	44,635	41,709
Computer software	40,066	41,340
Leasehold improvements	5,725	5,725
Total property and equipment, at cost	91,801	90,149
Accumulated depreciation and amortization	(60,556)	(57,029)
Total property and equipment, net	31,245	33,120
	652,581	$-
Notes receivable from related parties, less current maturities	$11,449,536	9,482,785
Total assets

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

BALANCE SHEETS, continued

September 30, 2019 and December 31, 2018

	September 30, 2019 (Unaudited)	December 31, 2018
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$38,695	$793,642
Factoring	4,602,084	4,153,224
Accounts payable	655,670	706,563
Accrued payroll	586,589	338,923
Accrued liabilities	1,112,619	775,220
Deferred revenue	166,063	235,393
Short term debt	750,000	-
Income taxes payable	416,140	663,882
Total current liabilities	8,327,860	7,666,847
Deferred income taxes	343,664	343,664

Total liabilities	8,671,524	8,010,511

STOCKHOLDER’S EQUITY
Common stock, $1 par value, 400 shares authorized, 100 issued and outstanding	100	100
Retained earnings	2,777,912	1,472,174
Total stockholder’s equity	2,778,012	1,472,274

Total liabilities and stockholder’s equity	$11,449,536	$9,482,785

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF INCOME

For the Three Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Revenue Earned
Service Revenue	$10,088,730	$9,313,800
Cost of earned revenue
Cost of Revenue	9,015,248	8,324,253
Gross profit	1,073,482	989,547
General and administrative expenses	740,016	682,999
Operating income	333,466	306,548
Other Expense
Other Expense	(191,026)	(111,497)
Income before taxes on income	142,440	195,051
Income tax benefit/(Expense)	35,620	(8,756)
Net income	$178,060	$186,295

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF INCOME

For the Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Revenue Earned
Service Revenue	$28,006,094	$27,291,459
Cost of earned revenue
Cost of Revenue	25,026,451	24,484,449
Gross profit	2,979,643	2,807,010
General and administrative expenses	2,120,254	2,016,228
Operating income	859,389	790,782
Other Expense
Other Expense	(342,876)	(337,434)
Income before taxes on income	516,513	453,348
Income tax benefit	39,225	51,836
Net income	$555,738	$505,184

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Cash flows from operating activities:
Net Income	$555,738	$505,184
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	15,285	18,710
Loss on disposal of property and equipment	2,591	-
Changes in operating assets and liabilities:
Contract receivables	(744,011)	(467,090)
Due from related parties	(1,291,444)	(1,056,767)
Due from employees	5,423	(7,073)
Prepaid expenses	135,561	(108,949)
Accounts payable	(50,893)	(23,065)
Accrued liabilities	585,065	813,036
Deferred revenue	(69,330)	186,618
Income taxes payable	(247,742)	(14,595)
Net cash used in operating activities	(1,103,757)	(153,991)

Cash flows used in investing activities:
Purchase of fixed assets	(16,001)	(26,606)

Cash flows from financing activities:
Net borrowing/(repayment) on line-of-credit	448,860	(6,571)
Proceeds from issuing short-term debt	750,000	-
Payment of long-term debt	(754,947)	242,000
Additional Investment from shareholder	750,000	-
Net curtailment on long-term debt	-	(65,535)
Net cash provided by financing activities	1,193,913	169,894
Net increase (decrease) in cash and cash equivalents	74,155	(10,701)
Cash and cash equivalents, beginning of period	28,710	92,112
Cash and cash equivalents, end of period	$102,865	$81,411

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENT OF CASH FLOWS, continued

Nine Months Ended September 30, 2019 and 2018

(Unaudited)

	2019	2018
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$223,278	$168,375
Income Taxes	$168,396	$8,756

Financing interest makes up the majority of interest paid in cash.

See accompanying notes to the unaudited financial statements.

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THE MASLOW MEDIA GROUP, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

For the Nine Months Ended September 31, 2019 and 2018

(Unaudited)

	2019	2018

Balance, beginning of period	$1,472,274	$1,020,658
Additional paid-in capital	750,000	-
Net income	555,738	505,184
Balance, end of period	$2,778,012	$1,525,842

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NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Nature of Operations

The Maslow Media Group, Inc. (the “Company”) was incorporated in the state of Virginia in 1988. As described in Note 3, 100% of the common stock of the Company was acquired by Vivos Holdings, LLC (the “Parent”). The Company ranks among the best video production, Employer of Record, and staffing solutions companies. The Company works with prestigious clients across the globe, including global production companies, television networks, corporate multimedia departments and government agencies. The Company team numbers more than 1,800 talented individuals nationwide, all of whom are dedicated to the Company’s innovative work, as well as giving back to the communities in which it operates.

Use of Estimates

The financial statements and related disclosures are prepared in conformity with United States (U.S.) generally accepted accounting principles (“G.A.A.P.). The Company must make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to revenue recognition, allowances for doubtful accounts, useful lives for depreciation and amortization, loss contingencies, income taxes, and the assumptions used for web site development cost classifications. Actual results may be materially different from those estimated. In making its estimated, the Company considers the current economic and legislative environment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90-days or less to be cash equivalents.

Accounts Receivable, Contract Assets and Contract Liabilities (Deferred Revenue)

Receivables represent both trade receivables from customers in relation to fees for the Company’s services and unpaid amounts for benefit services provided by third-party vendors, such as healthcare providers for which the Company records a receivable for funding until the payment is received from the customer and a corresponding customer obligations liability until the Company disburses the balances to the vendors.

The Company provides for an allowance for doubtful accounts by specifically identifying accounts with a risk of collectability and providing an estimate of the loss exposure. Management considers all contract receivables as of September 30, 2019 and December 31, 2018 to be fully collectible, therefore an allowance for doubtful accounts is not provided for.

The Company records accounts receivable when its right to consideration becomes unconditional. Contract assets primarily relate to the Company rights to consideration for services provided that they are conditional on satisfaction of future performance obligations.

The Company records contract liabilities (deferred revenue) when payments are made or due prior to the related performance obligations being satisfied. The current portion of the Company contract liabilities is included in accrued liabilities in its consolidated balance sheets. The Company does not have any material contract assets or long-term contract liabilities.

At September 30, 2019 and December 31, 2018, the Company’s deferred revenue totaled $166,063 and $235,393, respectively. The Company recognized the entire amount of the deferred revenue balance as revenue during the year following.

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Property and Equipment

Property and equipment are stated at cost and are depreciated using primarily the straight-line method over the following estimated useful lives: furniture, fixtures, and computer equipment — 3 to 7 years; leasehold improvements — over estimated useful life of asset. Expenditures for renewals and betterments are capitalized whereas expenditures for repairs and maintenance are charged to income as incurred. Upon sale or disposition of property and equipment, the difference between the unamortized cost and the proceeds is recorded as either a gain or a loss. Depreciation and amortization expense for the three months and nine months ended September 30, 2019 and 2018 totaled $2,295, $11,857, $5,019 and $15,123, respectively.

Software Development Costs

Costs incurred to develop software and websites are capitalized and amortized. Development costs are capitalized from the time the software is considered probable of completion until the software is ready for use. Costs incurred related to the planning and post implementation phases of development are expensed as incurred. Cost associated with the platform content or the repair or maintenance, including transfer of data between existing systems are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the software, estimated at 3 years.

The net capitalized software balance of $12,530 and $4,384 as of September 30, 2019 and December 31, 2018, respectively, is included in property and equipment in the consolidated balance sheets. Amortization expense related to the capitalized software costs was $3,428 and $3,587 for 2019 and 2018, respectively.

Fair Value Measurements

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities
●	Level 2 – Other significant observable inputs
●	Level 3 – Significant unobservable inputs

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Revenue Recognition

The Company recognizes revenues when control of the promised services is transferred to its clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. The Company revenues are recorded net of any sales, value added, or other taxes collected from its clients.

A performance obligation is a promise in a contract to transfer a distinct service to the client, and it is the unit of account in the new accounting guidance for revenue recognition. Most of the Company contracts have a single performance obligation as the promise to transfer the individual services is not separately identifiable from other promises in its contracts and, therefore, is not distinct. However, the Company has multiple performance obligations within its contracts as discussed below. For performance obligations that the Company satisfies over time, revenues are recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation. The Company generally utilizes an input measure of time (e.g., hours, days, months) of service provided, which most accurately depicts the progress toward completion of each performance obligation.

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The Company generally determines standalone selling prices based on the prices included in the client contracts, using expected costs plus margin, or other observable prices. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. Certain client contracts have variable consideration, including credits, sales allowances, rebates or other similar items that generally reduce the transaction price. The Company estimates variable consideration using whichever method, either the expected value method or most likely amount method, better predicts the amount of consideration to which the Company will become entitled based on the terms of the client contract and historical evidence. These amounts may be constrained and are only included in revenues to the extent the Company does not expect a significant reversal when the uncertainty associated with the variable consideration is resolved. The Company variable consideration amounts are not material, and the Company does not believe that there will be significant changes to its estimates.

The Company client contracts generally include standard payment terms. The payment terms vary by the type of the clients and services offered and the clients rating. Client payments are typically due approximately 60 days after invoicing but may be a shorter or longer term depending on the contract. The Company client contracts are generally between one and three years in duration. The timing between satisfaction of the performance obligation, invoicing and payment is not significant. For certain services and client types, the Company may require payments prior to delivery of services to the client, for which deferred revenue is recorded.

Revenue Service Types

The following is a description of the Company revenue service types, including Outsourced Contingent Workforce, Employer of Record, Freelancing Staffing and Crewing Services and Permanent Recruitment.

Outsourced Contingent Workforce

Outsourced Contingent Workforce services include the augmentation of clients’ workforce with its contingent employees performing services under the client’s supervision, which provides its clients with a source of flexible labor. The Company recognizes revenues over time based on a fixed amount for each hour of staffing and interim service provided. The Company Outsourced Contingent Workforce services include utilizing contingent employees who are generally experts in a specific field advising the client to help find strategic solutions to specific matters or achieve a particular outcome. The Company services may also include managing certain processes and functions within the client’s organization. The Company recognizes revenues over time based on (i) clients benefiting from services as the Company is providing them, (ii) clients controlling an asset as it is created or enhanced, or (iii) performance not creating an asset with an alternative use and having an enforceable right to payment for the services the Company has provided to date. The Company generally utilize an input measure of time for the service provided, which most accurately depicts the progress toward completion of these performance obligations. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances.

Employer of Record

Employer of Record services provides the administrative, HR, legal and tax-related compliance requirements associated with payrolling of employees in any industry. The Company recognize revenues over time based on a fixed amount for each hour of staffing and interim service provided.

Freelance Staffing and Crewing

Outsourced Contingent Workforce includes Freelance Staffing and Crewing services. These services include providing broadcasters and corporations worldwide with the highest quality camera crews, equipment and other creative video production services. The Company helps craft a team of creative and technical talent with gear packages to support client’s video production needs from documentaries to live events. These services include interviewing and screening candidates, background and reference checks as needed, negotiated compensation package and monitoring performance.

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Permanent Recruitment

Permanent Recruitment services include providing qualified candidates to its clients to hire on a permanent basis. The Company recognizes revenues for its Permanent Recruitment services at a point in time when the Company places the qualified candidate, because the Company has determined that control of the performance obligation has transferred to the client (i.e., service performed) as the Company has the right to payment for its service and the client has accepted the Company service of providing a qualified candidate to fill a permanent position. Revenues recognized from the Company Permanent Recruitment services are based upon either a fixed fee per placement or as a percentage of the candidate’s salary.

Income Taxes and Uncertain Tax Positions

The Company accounts for income taxes in accordance with the accounting guidance on income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The difference is related to a change in the tax accounting method.

A valuation allowance is recorded against deferred tax assets in these cases when management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company has no tax positions as of September 30, 2019 and 2018 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibles. Interest, if any, related to income tax liabilities is included in interest expense. Penalties, if any, related to income tax liabilities are included in operating expense. The Company is subject to examination for federal and state authorities for years 2015 and thereafter.

The Company reports their deferred tax liabilities and deferred tax assets, together as a single noncurrent item on their classified balance sheet as required by ASU No. 2015-7 “Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes” (ASU 2015-17).

Advertising

The Company follows a policy of charging the costs of advertising to expense as incurred. Advertising expense for the three and nine months ended September 30, 2019 and 2018 totaled $885, $1,718, $2,500 and $6,667, respectively.

Subsequent Events

On September 18, 2019, The Company entered into a Merger Agreement (the “Merger Agreement”). With Reliability Incorporated (“Reliability”), a Texas corporation, (ii) R-M Merger Sub, Inc., a Virginia corporation and a wholly owned subsidiary of Reliability (“Merger Sub”), (iii) The Maslow Media Group, Inc., a Virginia corporation (“Maslow”), (iv) Jeffrey Eberwein (“Mr. Eberwein”), (v) Naveen Doki (“Dr. Doki”) and (vii) Silvija Valleru (“Dr. Valleru” and, together with Dr. Doki, the “Shareholders”) The Merger Agreement provided for, among other things, a business combination whereby Merger Sub will merge with and into Maslow, with Maslow as the surviving entity (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Maslow will continue as the surviving corporation and a wholly owned subsidiary of the Company.

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The Merger closed in accordance with the terms of the Merger Agreement on October 29, 2019. The Merger was consummated on October 29, 2019 by the filing of a Statement of Merger with the Secretary of the Commonwealth of Virginia and by making other filings or recordings required under the Virginia Stock Corporation Act in connection with the Merger. The Merger became effective on October 29, 2019.

Effects of the Merger

At the Effective Time, all the property, rights, privileges, powers and franchises of Maslow and Merger Sub vested in Maslow as the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Maslow and Merger Sub became those of Maslow as the surviving corporation. In addition, at the Effective Time, the Articles of Incorporation and Bylaws of Maslow remained in place as the Articles of Incorporation and Bylaws of Maslow as the surviving corporation.

As a result of the Merger, Reliability ceased to be a “shell” company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and by virtue of its ownership of Maslow became an indirect operating entity. The Merger also resulted in a “change in control” of Reliability.

The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties to the Merger Agreement agreed to report the Merger as a tax-free reorganization under the provisions of Section 368(a), and covenanted that none of them will take or cause to be taken any action which would prevent the transactions contemplated by the Merger Agreement from qualifying as a reorganization under Section 368(a).

Conversion of Maslow Common Stock

At the Effective Time, all shares of common stock, $1.00 par value per share, of Maslow (the “Maslow Common Stock”), issued and outstanding immediately prior to the Effective Time were converted into a number of shares of Reliability Common Stock constituting 94% of the total issued and outstanding shares of Reliability Common Stock, or 282,000,000 shares (the “Merger Consideration”). The shareholders of Reliability as of immediately prior to the Closing collectively retained a total aggregate number of shares of Reliability Common Stock constituting 6% of the issued and outstanding shares of Reliability Common Stock immediately following the Effective Time, or 18,000,000 shares of Reliability Common Stock.

In addition, at the Effective Time, each share of Maslow Common Stock that was issued and outstanding immediately prior to the Effective Time that was owned by Maslow as treasury stock was canceled and retired without any payment or distribution with respect to such shares; any outstanding shares of Maslow Common Stock that were owned by Reliability, Merger Sub or any other direct or indirect wholly owned subsidiary of Reliability or Merger Sub, were cancelled and retired and ceased to exist and no cash or consideration was delivered in exchange for such shares; and all outstanding shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became, collectively, one share of Maslow Common Stock and constitute the only outstanding share of capital stock of Maslow.

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Board Members

At the Closing, the then-current members of the Reliability Board of Directors consisting of Hannah Bible, Shawn Miles, and Julia Dayton elected Mark Speck to serve on the Reliability Board of Directors, and subsequently each of Mr. Miles and Ms. Dayton resigned. Mr. Eberwein remained as a Board observer.

Also, at the Closing, the officers of Reliability as of immediately before the Closing resigned, and the Reliability Board of Directors, as newly constituted as set forth above, elected new officers of Reliability, consisting of Nick Tsahalis (as President) and Mark Speck (as Chief Financial Officer and Secretary).

In addition, at the Closing, Reliability entered into a Lock-Up Agreement with each of Mr. Eberwein, Dr. Doki, Shirisha Janumpally (“Mrs. Janumpally”), Dr. Valleru, Igly Trust, a trust for which Kalyan Pathuri is sole trustee and beneficiary, and Judos Trust, a trust for which Mrs. Janumpally is the sole trustee and beneficiary (each a “Holder”) (each, a “Lock-Up Agreement”) pursuant to which each Holder agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Reliability Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Reliability Common Stock, whether any such transaction is to be settled by delivery of shares of Reliability Common Stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do (i) or (ii) constituting the Merger Consideration described or held by the Holders as of the Closing for a period of one year following the Closing.

(2) Contract Receivables

Contract receivables consist of the following as of:

	September 30, 2019	December 31, 2018
Billed Receivables	$1,577,255	$1,572,348
Unbilled Receivables	429,528	139,284
Accounts receivable, factored	4,602,084	4,153,224
	$6,608,867	$5,864,856

All of the net trade receivables are pledged as collateral on a loan agreement.

(3) Related Party Transactions

Management Fees

The Company is required to pay management fees to the Parent (Note 1). Payments are payable monthly in the amount of $20,000. In 2018, the Company offset management fees payable against accrued interest income on the related party receivable from parent. Management fee were cancelled in 2019. For the nine months ending September 30, 2019, there were no management fees. Total management fees for the nine months ending September 30, 2018 were $180,599.

Notes Receivable

The Company has notes receivable from the Parent and related partners, Vivos Real Estate, LLS, a member of the Parent, both related parties.

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The Company executed an intercompany promissory note receivable with Vivos Real Estate, LLC in the amount of $771,928 consists of two periods. The first period from November 15, 2017 until March 31, 2018, no principal or interest payments were required. During the first loan period, interest accrued monthly and a new loan amount of $780,947 will be subject to a second loan period. During the second period, interest is payable in 20 equal consecutive installments and the principal balance plus accrued and unpaid interest is due March 31, 2023. Interest during both periods accrues at a rate of 3.5% annually.

In 2018, all quarterly interest payments to be made in Phase 2 were offset by the management fees due to the Parent. In addition, principal payments totaling $30,000 were made by the Parent. As of September 30, 2019, and December 31, 2018, the total outstanding balance was $765,756 and $746,000, respectively.

The intercompany promissory note receivable with the Parent in the amount of $1,400,000, consists of two periods. The first period from November 15, 2016 until September 30, 2018, no principal or interest payments were required. Interest will accrue monthly and a new loan in the amount of $1,773,439 will be subject to a second loan period. During the second loan period, interest shall be paid in twenty equal consecutive payments, quarterly. Principal plus any unpaid interest is due September 20, 2023. Interest during both loan periods accrues at a rate of 2.5%. Additionally, monthly payments of $15,277 are made on behalf of the Parent to the seller by the Company. These payments, plus any other payments made by the Company on behalf of the Parent, are added to the principal balance of the promissory note receivable. As of September 30, 2019, and December 31, 2018, the total outstanding balance was $3,057,315 and $2,568,984, which includes capitalized interest of $70,442 and $17,739 respectively. In 2018, all quarterly interest payments to be made in phase 2 were offset by the management fees due to the Parent.

On September 5, 2019, the Company entered into a Secured Promissory Note agreement with Vivos Holdings, LLC (Vivos), pursuant to which the Company issued a secured promissory note to Vivos in the principal amount of $750,000. The note bears interest at 2.5% per year, and requires Vivos to make monthly payments to the Company of $9,741.87 per month beginning December 1, 2019, with balance due and payable on November 1, 2026. Upon an event of default, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note, the Company has the right to declare the entire unpaid balance of the note due and payable. The note is secured by 30,000,000 shares of common stock Maslow Media Group, Inc. or its successors or assigns, which is due and payable upon a default by Vivos, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note. In addition, both Naveen Doki and Silvija Valleru personally guaranty the repayment of the note by Vivos.

Although both of these promissory notes do not mature until 2023, Dr. Doki, an owner of a of Vivos Real Estate, LLC and Vivos Holdings, LLC, has personally guaranteed to the Company that he will repay $3,000,000 of the balance of these notes within the 2019 calendar year via cash, stock, or other business assets acceptable to the Company pursuant to a personal guarantee agreement dated June 12, 2019. Nonetheless, it is possible that Dr. Doki will not make such a contribution to the Company prior to the maturity dates of these notes. While the Company does not require repayment of these notes in 2019 to be able to conduct its current plan of operations, the Company’s intended strategy of pursuing acquisitions of other companies and building a corporate infrastructure will require a level of cash resources beyond what the Company has currently. Therefore, without such an “early” repayment by Dr. Doki, we could require capital from lenders or the capital markets, which would increase the Company’s indebtedness and impact its liquidity. Further, in addition to Dr. Doki not adhering to his personal guaranty agreement, there is the possibility that Vivos Real Estate, LLC and/or Vivos will default on one or all of these promissory notes, which would be a significant loss of expected cash or relative value to the Company and could have a material negative impact on our operations.

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Debt Settlement Agreements

On July 10, 2018, the Parent, executed a receivable financing agreement with a financial institution and agreed to remit $670,000 of accounts receivable over a six-month period through daily remittances of $5,317 in exchange for $485,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October 2018, the Parent defaulted on the agreement and on October 25, 2018, executed a settlement agreement whereby the Company is to pay the outstanding balance over eleven installments with the final amount due August 31, 2019. The total outstanding balance owed by the Company as of September 30, 2019 and December 31, 2018 was $38,695 and $211,983, respectively. Vivos owes a total of $1,230,811. However, under the terms of these Settlement Agreements, the Company is jointly and severally liable with Vivos for repayment of the total amounts due under the Settlement Agreements. As such, a default by Vivos could result in a default under the terms of the Settlement Agreements, and could cause any outstanding indebtedness under the Settlement Agreements to become immediately due and payable by all parties to the Settlement Agreements, including the Company, which could significantly affect our liquidity, as well as our ability to obtain further credits or loans in the future. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. For more information on these Settlement Agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

On July 5, 2018, the Parent, executed a receivable financing agreement with a financial institution whereby the Parent agreed to remit $556,000 of accounts receivable over a six-month period through daily remittances of $3,782 in exchange for $400,000. The agreement is guaranteed by the Parent, both shareholders and the Company. In October 2018, the Parent defaulted on the agreement and on January 24, 2019, executed a settlement agreement whereby the Company is to pay the outstanding balance over eight installments with the final amount due August 31, 2019. As of September 30, 2019, there was no outstanding balance due. The total outstanding balance as of December 31, 2018 was $230,586.

The Parent received an advance from a financial institution in the amount of $600,000 in exchange for $780,000 of the Company’s accounts receivable. Included in this loan is a fee of $180,000. The collection date is eighteen months from the funding date and is estimated to be May 2019. The agreement is guaranteed by the Parent, both shareholders and the Company. As of September 30, 2019, there was no outstanding balance due. The total outstanding balance as of December 31, 2018 was $351,073.

(4) Receivables Sold with Recourse

The Company has a factoring and security agreement that was amended in January 2018 to increase the maximum advance to $4,000,000 for a term of one year. The advanced rate is 90% of eligible accounts receivable (as defined by the agreement) and a finance rate of prime plus 2.5%. The agreement was amended again on January 19, 2018, to increase the maximum advance rate of $5,500,000. The agreement renews annually.

In accordance with the agreement a reserve amount is required for the total unpaid balance of all purchased accounts multiplied by a percentage equal to the difference between one hundred percent and the advanced rate percentage. As of September 30, 2019, and December 31, 2018, the required amount was 10%. Any excess of the reserve amount is paid to the company on a weekly basis as requested. If a reserve shortfall exists for a period of ten-days, the Company is required to make payment to the financial institution for the shortage.

Accounts receivable were sold with full recourse. Proceeds from the sale of receivables were $20,523,516 and $19,188,206 for the nine months ended September 30, 2019 and 2018, respectively. The total outstanding balance under the recourse contract was $4,602,084 and $4,153,224 at September 30, 2019 and December 31, 2018, respectively.

Substantially all of the Company’s asset collateralize the agreement. In the event of default, the financial institution may demand that the Company repurchase the receivable or debit the reserve account. Total finance line fees for the three and nine months ended September 30, 2019 and 2018 totaled $79,345, $211,791, $60,220 and $166,062 respectively, and are included as a component of interest expense in the accompanying income statement.

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(5) Income Taxes

Income tax benefit/(expense) consists of the following components for the nine months ended September 30:

	2019	2018
Current:
Federal	$(1,593)	$48,633
State	40,818	3,203
Total income tax benefit/(expense)	$39,225	$51,836

The deferred tax liability as of September 30, 2019 and December 31, 2018 is $343,664, due to a section 481a adjustment in the amount of $334,548.

(6) Qualified Retirement Plan

The Company has adopted a qualified retirement plan covering all employees over age 21 who have completed one year of service. Eligible employees may defer up to 90% of compensation into the plan. There is no employer matching or profit-sharing contributions permitted by the plan document.

(7) Operating Lease

The Company held a lease agreement to rent office space with an unrelated party which expired April 30, 2018. Lease payments for 2019 and 2018 totaled $184,500 and $193,154, respectively. Effective July 1, 2018, the Company entered an operating lease for office space in Maryland from a related party for a term of one-year. Total rent expense for 2019 totaled $184,500. The lease turned into a month-to-month lease on July 1, 2019.

(8) Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and contract receivables. The Company places its temporary cash investments with certain financial institutions. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of September 30, 2019, and 2018, the uninsured balances totaled $0.

As of September 30, 2019, two customers accounted for $3,911,521 or 63 % of contract receivables, 97% of which is less than 90-days old. As of December 31, 2018, three customers accounted for $3,097,706 or 53% of contract receivables, 99% of which is less than 90-days old.

In the first nine months of 2019 and 2018, the Company conducted a major portion of its business with one customer who accounted for approximately 39% and 38%, respectively, of its total sales.

(9) Auditing Standards Updates (ASU)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for most lease arrangements and expands disclosures about leasing arrangements for both lessees and lessors, among other items. The new standard is effective for fiscal years beginning after December 15, 2018.

(10) Promissory Note

On June 19, 2019, The Company issued a $125,000 promissory note with an annual interest rate of 12% due one year from issue today with the option of converting the note into equity when the company subsequently raises equity in excess of $5 million. The funds raised from the promissory note was to be used for working capital purposes. The Company is obligated to issue shares equal to 75% of the average sale price of a qualified financing transaction.

In the months of July, August, and September, The Company issued an additional $625,000 promissory note with an annual interest rate of 12% due one year from issue date with the option of converting the note into equity.

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